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EXHIBIT 10.1

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

    This Settlement Agreement and Mutual Release is entered into as of this 27th day of March 2001 by and between CenterSpan Communications Corporation ("CenterSpan") and Guillemot Corporation, S.A. ("Guillemot"). The parties to this Settlement Agreement are referred to collectively as the "Parties."

RECITALS

    CenterSpan filed suit against Guillemot in United States District Court for the District of Oregon, Case No. CV-00-830-ST (the "Litigation"). The Parties now desire to settle all claims and counterclaims relating to the Litigation.

    NOW, THEREFORE, in consideration of the promises, agreements, terms and conditions hereof, the receipt and legal sufficiency of which are hereby acknowledged, the parties to this Settlement Agreement agree as follows:

    1.  Payments By West Coast Trust.  The Parties shall cause West Coast Trust to pay Guillemot the sum of US $1,050,000, with the balance held in trust, including accrued interest, to be paid to CenterSpan.

    2.  Dismissal of the Litigation.  The Parties shall dismiss the Litigation with prejudice and without costs or attorney fees to either side.

    3.  No Admission of Liability.  This Agreement and the payments and releases contained herein are compromises of disputed claims in order to avoid further litigation. They do not represent an admission of liability on the part of any party.

    4.  Mutual Releases.  In exchange for the foregoing consideration and except as set forth in paragraph 5 below, the Parties hereby mutually and fully release and forever discharge each another, as well as their respective subsidiaries, affiliates, predecessor and successor corporations, as well as the officers, directors, managers, employees, agents, heirs and insurers of all such entities and individuals, from any and all past, present or future claims, demands, obligations, disputes, differences, actions or causes of action, damages, expenses, costs or compensation of any nature whatsoever, whether known or unknown, asserted or unasserted, arising from or related in any way to any acts or omissions predating or contemporaneous with this Agreement.

    5.  Exceptions.  Notwithstanding paragraph 4 above:

      a.  Guillemot shall indemnify and hold CenterSpan harmless with regard to the litigation presently pending in Europe involving Pirox and LeisureSoft and with respect to any claims relating to defects or returns regarding Force GT products. Provided, however, that Guillemot is not obligated to indemnify or hold CenterSpan harmless if and to the extent that third party claims, including attorney fees, costs or interests, are asserted in the future directly against CenterSpan and no such indemnification or holding harmless is required by the Parties' July 26, 1999 Asset Purchase Agreement.

      b.  CenterSpan and Guillemot each affirms that it has no knowledge of any breach by it of any representation, warranty or covenant in the Asset Purchase Agreement with the exception of any actual or alleged breach by it that has been a subject of the Litigation.

      c.  CenterSpan will cooperate with any reasonable request for documents or information from Guillemot relating to audits or claims concerning the operation of the former Thrustmaster.

    6.  Governing Law.  This Agreement shall be governed by and interpreted in accordance with the substantive law of the State of Oregon. This Agreement shall also be deemed to have been drafted by both parties and shall not be construed against either party.

    7.  Counterparts.  This Agreement may be executed in two original counterparts, each of which shall be fully enforceable.

    8.  Entire Agreement.  This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes all agreements, whether oral or not, made prior to the date of this Agreement. None of the parties to this Agreement have entered into it in reliance on promises or representations not expressly set forth in this Agreement.

    9.  Review by Counsel.  The Parties have had this Agreement reviewed by legal counsel. Each acknowledges that it may hereafter discover claims or facts in addition to or different from those which each now knows of or believes to exist with respect to the subject matter of this Agreement but that each intends fully, finally and forever to settle all of the claims released in this Agreement.

    IN WITNESS WHEREOF, the Parties have executed this Agreement on the dates below written, effective as of the date first set forth above.

CENTERSPAN COMMUNICATIONS CORPORATION
By:		Date:
	Allen Robison		March 27, 2001
GUILLEMOT CORPORATION, S.A.
By:		Date:
	Glaude Guillemot		March 27, 2001

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  EXHIBIT 10.1